Exhibit 99.1

CERTIFICATION

Pursuant to 18 U.S.C. Sec. 1350, the undersigned officer of Harold's Stores, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 17, 2002 /s/ Clark J. Hinkley

Name: Clark J. Hinkley

Title: Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Sec. 1350.